UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 21, 2014

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

First Capital Bancorp, Inc. held its 2014 Annual Meeting of Stockholders on May 21, 2014. At the annual meeting, the Company’s stockholders: (i) elected four of the persons listed below under Proposal 1 to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) approved an amendment to the First Capital Bancorp, Inc. 2010 Stock Incentive Plan to increase the authorized number of shares reserved for issuance by 378,000 shares and (iii) ratified the appointment of Cherry Bekaert, LLP as the Company’s independent registered public account firm for 2014. The voting results for each proposal are as follows:

Proposal 1: To elect three directors to serve until the 2017 Annual Meeting:

Nominees:	Term-Ending	Votes FOR	Votes WITHHELD	Broker Non-Votes
Gerald Blake	2017	8,555,184	209,958	2,343,704
Grant S. Grayson	2017	8,298,393	466,749	2,343,704
Gerald H. Yospin	2017	8,547,534	217,608	2,343,704
Martin L. Brill	2017	8,553,834	211,308	2,343,704

Proposal 2: To approved an amendment to the First Capital Bancorp, Inc. 2010 Stock Incentive Plan to increase the authorized number of shares reserved for issuance by 378,000 shares:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
8,253,065	430,106	81,971	2,343,704

Proposal 3: To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for 2014:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
11,079,214	23,582	6,050	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 23, 2014	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President and Chief Financial Officer